                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-3 of Outdoor Systems, Inc. of our report dated March 21, 1997, on our audits of the financial statements of National Advertising Company as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

COOPERS & LYBRAND L.L.P.
Chicago, Illinois

May 2, 1997